                                                                 EXHIBIT 10.22


                AGREEMENT FOR PROFESSIONAL PATHOLOGY SERVICES

                                   BETWEEN

                SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.

                                     AND

                    DERRICK AND ASSOCIATES PATHOLOGY, P.A.

                 AGREEMENT FOR PROFESSIONAL PATHOLOGY SERVICES


         THIS AGREEMENT is made this 1st day of April, 1992, by and between SmithKline Beacham Clinical Laboratories, Inc., a Delaware corporation, with a principal office located at 4225 East Fowler Avenue, Tampa, Florida 33617 ("SBCL") and Derrick and Associates Pathology, P.A., a professional corporation organized under the laws of the state of Florida with a principal office located at 8100 Chancellor Drive, Suite 130, Orlando, Florida 32809 ("Association").


                                   WITNESSETH

         WHEREAS, SBCL is a corporation organized under the laws of the state of Delaware which owns and operates or manages clinical laboratories or provides laboratory services, management support and reference testing to laboratories which perform various tests for the purpose of providing information for the diagnosis, prevention or treatment of disease or the assessment of medical conditions; and

         WHEREAS, Association is a professional corporation organized under the laws of the state of Florida, which employs physicians who are duly licensed to practice medicine in the state of Florida and specialists that are Board Certified in the fields of anatomic pathology; and

         WHEREAS, SBCL owns laboratory facilities located in the Florida counties of Brevard, Orange, Osceola and Seminole (the "Laboratories") for which professional pathology services and other medical services are needed from time to time to ensure its proper operation; and

         WHEREAS, Association owns a licensed laboratory facility located at 8100 Chancellor Drive, Suite 130, Orlando, Florida 32809 ("Orlando Laboratory") in which anatomic pathology services are provided;

         WHEREAS, SBCL desires to contract with Association for the provision by Association of anatomic pathology services to SBCL at the Orlando Laboratory and to compensate Association therefor; and

         WHEREAS, Association desires to provide anatomic pathology services to SBCL; and

         WHEREAS, Association and SBCL, desire to provide a statement of their respective rights, obligations and duties in connection with the performance of services hereunder.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

A.      RESPONSIBILITIES OF ASSOCIATION

        1. Services. Association agrees to provide professional anatomic pathology services to SBCL in the Florida counties of Brevard, Orange, Osceola, Seminole and Volusia (Volusia County is subject hereto only to the extent Volusia County or any part thereof is not subject to a prior pathology services agreement of SBCL) as shall from time to time be necessary to fulfill the needs of SBCL as determined by SBCL, including providing such services to SBCL's clients at the Orlando Laboratory. In the event SBCL requires professional anatomic pathology services in the Florida counties of Indian River, Okeechobee, St. Lucie and Volusia (to the extent not covered above) and SBCL is not restricted to whom it may refer such services, Association agrees to provide professional anatomic pathology services to SBCL in such counties as shall from time to time be necessary to fulfill the needs of SBCL as determined by SBCL. Such medical services will include the professional aspects of tissue pathology and cytology (with all gynecologic cytology services being performed on-site at the Orlando Laboratory) and professional consultations. Association shall at all times have members or engage physicians as more fully described below in numbers sufficient for such purposes, including particularly those services performed at the Orlando Laboratory. In addition, Association commits to at least one pathologist on site at the Orlando Laboratory, from 8:00 a.m. to 5:00 p.m., Monday through Friday, for consultation regarding cytology and biopsy services, including, but not limited to, interpretation of results and explanation of procedures with SBCL or any of SBCL's clients.

        2. Licensure and Certification. All members and professional employees of Association shall be licensed to practice medicine in the state of Florida and shall be Board Certified pathologists, and shall maintain any other licensing required by applicable laws or regulations to provide services under this Agreement. At all times during the term of this Agreement and any renewal thereof, all cytotechnologists employed by Association, if any, shall be licensed by the state of Florida, if such licensing exists, and shall meet the standards set forth in 42 CFR 493.1433-1437 and any amendments or revisions thereto. The medical services to be provided hereunder shall be rendered in accordance with the professional standards adopted by the College of American Pathologists.

        3. Quality Assurance and Document/Slide Retention. All services provided by Association hereunder will be conducted in accordance with the applicable state and federal laws and regulations pertaining to the services provided under this Agreement. All services provided by Association hereunder will be conducted in such a way as to fulfill all SBCL quality assurance requirements, and Association agrees to participate in the SBCL quality assurance audit programs. With respect to all SBCL requirements, said requirements shall not result in any substantial increase in cost to the Association. SBCL will advise the Association in advance as to any change in any said SBCL requirements and SBCL, will work with the Association in regard to providing for compliance. Further, Association agrees to abide by SBCL's document and slide retention policies/protocols, and with the requirements of all applicable laws and regulations pertaining to document/slide retention. Upon receipt of a request for documents and/or slides, Association shall immediately notify SBCL of the request and shall not release such documents and slides or any information pertaining thereto until permission is granted by SBCL.

         4.      Nondisclosure of Proprietary Information.

                 a. Proprietary Information. Association acknowledges that, this Agreement creates a relationship of confidence and trust between the parties with respect to any information disclosed by SBCL to Association during the course of this Agreement including, but not limited to, secret processes, formulas, trade secrets, techniques, inventions (whether or not patentable) and know-how (hereinafter collectively called "proprietary information"). Association agrees to hold such proprietary information communicated to it by SBCL and documents containing it such an customer lists, specifications, sales and service manuals, samples and correspondence, in trust and confidence at all times during the term of this Agreement and after its termination and will refrain from using or disclosing any such proprietary information except when acting pursuant to this Agreement.

                 b. Nondisclosure. All proprietary information received from SBCL either prior to this Agreement or during its existence shall remain the property of SBCL, shall be treated as proprietary by Association, shall be treated with the same degree of care with which Association treats its own proprietary information, and shall not be divulged or disclosed to others except with the prior written consent of SBCL. Association agrees that it will not, without prior written consent of SBCL, communicate proprietary information to any person or organization other than to those of Association's partners, associates, employees, agents or representatives to whom it shall be necessary to disclose it in order to carry out the purposes of this Agreement. Association agrees to use its best efforts to prevent its partners, associates, employees, agents or representatives from disclosing any proprietary information to any other person or organization. Association will promptly return all such proprietary information provided in written form upon the written demand therefor by SBCL.

                 c. Exceptions. The provisions of this paragraph 4 shall not apply to the extent (i) the information in the public domain or is publicly known, (ii) the Association obtains said information from a third party who is not under any duty of confidentiality,
(iii) any disclosure is made with the consent of SBCL or is otherwise required in order for the Association to fulfill its duties and obligations under this Agreement, or (iv) the Association is compelled to do so by legal process or the disclosure is otherwise required by applicable law.

B.       RESPONSIBILITIES OF SBCL

         1.      Fees.    a. The schedule of fees not forth in Exhibit A
attached hereto shall represent Association's full compensation for all services provided by Association under this Agreement. Such fee schedule may be renegotiated annually to take effect January 1 of each year. Any change in the fee schedule must be approved in writing by both parties. Such fee schedule must at all times, comply with all applicable laws, rules, regulations and contractual arrangements with third-party payors.

                          b.  SBCL and Association agree to renegotiate the fee
schedule in good faith. If SBCL and Association can not agree upon a fee schedule by December 1 of each year then either party may cancel this Agreement within thirty (30) days of written notice to the other party of such cancellation.

                          c.  if this Agreement in not renewed or SBCL
terminates this Agreement to obtain another provider for cytology and histology testing, other than for reasons of non-performance or quality assurance, SBCL shall provide Association a right of first. refusal to provide those services but only if SBCL proposes to pay to the other provider a fee schedule greater than that which SBCL last proposed to Association prior to the expiration or termination of this Agreement.

                          d. Association shall invoice SBCL on a monthly basis.
Within twenty (20) days after SBCL's receipt of each invoice, SBCL will pay Association at Association's office located at 8100 Chancellor Drive, Suite 130, Orlando, Florida 32809, an amount equal to the total professional and technical fees for services performed during the preceding month in accordance with the fee schedule set forth in Exhibit A.

         2. Services. SBCL shall provide the following services or perform the following obligations on an ongoing basis during the term of this Agreement and any renewals thereof:

                 a. all supplies, including but not limited to, glass slides, slide holders, collection supplies, requisition slips, reporting forms and other supplies as needed by SBCL clients, at no cost to Association;

                 b. sell supplies, equipment and requisitions to Association for its clients at cost;

                c. Distribution services which include courier and report delivery, at no cost to Association (such courier services shall apply to all clients of the Association regardless of whether said clients are also SBCL clients and shall be of such frequency and timing as are customarily required by the Association to perform its duties and obligations under this Agreement);

                 d. order entry and accessioning of cytology work to interface with Association's computer system and providing Association with a copy of requisition, at no cost to Association;

                 e. microfilm copy of all cytology and histology requisitions, at no cost to Association;

                 f. installation of the necessary telephone lines into Association to be used solely for the purpose of carrying out the terms of this Agreement (SBCL shall permit Association to utilize its Florida WATS line for the purpose of carrying out this Agreement and for Association's other clients), at no cost to Association;

                 g. data processing capabilities at no cost to Association except to the extent SBCL incurs any additional, third party costs as a direct result of said sharing by Association (and which costs would not previously have been incurred by SBCL but for this Agreement). SBCL shall notify Association of such costs and provide evidence to Association substantiating such costs. Association shall pay such costs within twenty (20) days of notice. Depreciation and other similar non-cash expenses and SBCL salaries shall not be considered a cost or expense under this provision; and

                 h. maintain appropriate licenses and certifications necessary for SBCL to operate the Laboratories.

         3. Nonsolicitation. During the term of this Agreement and any renewals thereof and continuing for a period of one (1) year following expiration, nonrenewal or termination of this Agreement, SBCL agrees not to solicit directly or indirectly the services, including employment or consulting agreements, of any person employed by Association without the consent of Association.

         4. Primary Vendor. In the counties which are subject to this Agreement (which would include such additional counties under paragraph A.1. as may from time to time be subject to this Agreement), the Association shall be the primary vendor of pathology services to SBCL and SBCL clients. As such, subject to the further provisions of this paragraph 4, SBCL shall refer to the Association all specimens for anatomic pathology services in said areas for the Association to provide said services hereunder. The provisions of this paragraph 4 are subject to the following terms:

                 a. if a client of SBCL wishes to utilize cytology and histology services from another pathology provider, then SBCL shall not be obligated to refer or said specimens to the Association hereunder provided, and

                 b. In regard to cytology/histology testing, the provisions of paragraph D.2.e. shall apply as to any substantial increase in volume.

C.       PROFESSIONAL LIABILITY INSURANCE AND NOTICE

         1. Professional Liability Insurance Coverage. Each party shall obtain and maintain at its own expense respectively, professional liability insurance, or in the case of SBCL only self insurance, in the minimum amount. of One Million Dollars ($1,000,000) per claim/occurrence and Three Million Dollars ($3,000,000) in the aggregate to cover said party for any and all liability it may have with respect to the provision of services pursuant to this Agreement or with respect to its responsibilities hereunder.

         2. Notice. Each party hereto shall promptly notify the other in writing of any claim asserted against the other party, or any of either party's employees, agents, servants or representatives, relating to the services provided under this Agreement or the responsibilities hereunder, and further shall promptly deliver to the other party a true copy of any such claim including, but not limited to, a true copy of any summons or other process, pleading or notice issued in any lawsuit or other proceeding to assert or enforce any such claim.

D.       TERM AND TERMINATION

         1. Initial Term and Renewal. This Agreement shall commence on the 1st day of April, 1992 and shall remain in effect for an initial term of one (1) year. Thereafter, this Agreement shall automatically renew for successive terms of three (3) years subject to all terms and conditions herein contained (except that the fees provided for in paragraph B.1, above, are subject to review and adjustment on an annual basis), unless and until either the Association or SBCL shall give the other party written notice not less than ninety (90) days prior to expiration of the then current term of its intention to terminate this Agreement as of the expiration of the initial yearly term or any subsequent term.

         2. Termination. This Agreement will immediately and automatically terminate on and as of the date any of the following occur:

                 a. Default. Failure of either party to comply with any of the material terms of this Agreement after thirty (30) days' written notice of such failure or violation by the other party giving notice of such default or noncompliance and written notice of its intention to so terminate, unless within such thirty (30) day period the defaulting party has cured such default; or

                 b. Discontinuance of Operations. Discontinuance of its operations by either party by law or otherwise for a period of fifteen (15) or more days; or

                 c. Bankruptcy. The filing of a petition in bankruptcy by either party or the making by either party of an assignment for the benefit of creditors; or if any involuntary petition in bankruptcy or petition for an arrangement pursuant to the Bankruptcy Act is filed against either party and is not dismissed within thirty (30) days; or if a receiver is appointed for the business of either party, or any part thereof.

                 d. Sale of Association. The sale of the Association or any part of the Association to a third party.

                 e. SBCL may terminate this Agreement immediately upon written notice to Association under the following circumstances;

                          (1) any shareholder, physician employee or physician contractor of Association is charged with gross misconduct of either a professional or personal nature, or engages in other conduct which is grounds for immediate discharge without pay under SBCL's personnel policies; or

                          (2) any shareholder, physician employee or physician contractor of Association is convicted of a crime other than a minor traffic violation; or

                          (3) any shareholder, physician employee or physician contractor of Association has his or her right to practice medicine in the State either suspended, lapsed, revoked, or placed under probation, or is excluded from the Medicare or Medicaid programs, or fails to maintain his or her standing as a Board-Certified clinical and anatomic pathologist or licensed cytotechnologist; or

                          (4) any shareholder, physician employee or physician contractor has a guardian or conservator of the person or estate appointed by a court of competent jurisdiction; or

                          (5) any shareholder, physician employee or physician contractor of Association becomes permanently disabled to the extent he or she is unable to perform the duties required by this Agreement.

This subparagraph e. shall not apply if, within thirty (30) days after the receipt by the Association of said notice, the Association in regard to said particular shareholder, physician employee or physician contractor either terminates said person or undertakes said actions as are necessary so that said person will no longer be involved in the rendering of services to SBCL under this Agreement.

         f. Association may terminate this Agreement in the event SBCL does not provide Association with cytology and histology tests in an amount equal to at least seventy-five (75) percent of the number of tests provided in 1992, during each year of this Agreement and any renewals thereof. In the event SBCL proposes to furnish to the Association additional cytology and histology tests resulting in a substantial increase in number over that set forth herein or from that previously agreed to between SBCL and the Association, the parties will agree to cooperate and work together so that the Association shall have time within which to increase its capacity to handle said increase and once the Association has increased its capacity, said increase as agreed to shall constitute the revised number of tests under this subparagraph f.

E.       MISCELLANEOUS

         1. Nonbreach. Each party represents and warrants that execution of and performance under this Agreement shall not constitute or cause a breach of any other agreement between that party and any third party.

         2. Entire Agreement: Amendments. This Agreement contains the entire understanding between the parties hereto and supersedes any and all prior agreements, understandings and arrangements between the parties relating to the subject matter hereof. No amendment, change, modification or alteration of the terms and conditions hereof shall be binding unless evidenced by a writing signed by all the parties hereto.

         3. Waiver. The failure of any party to this Agreement to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or performance thereof at any time or times thereafter, nor shall a waiver of any right hereunder at any given time, including rights to any payments, be deemed a waiver thereof for any other time.

         4. Force Majeure. No party to this Agreement shall be liable for failure to perform any duty or obligation that said party may have under the Agreement where such failure has been occasioned by any act of God, fire, strike, inevitable accident, war or any cause outside the reasonable control of the party who had the duty to perform.

        5. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the parties shall, if possible, agree on a legal, valid and enforceable substitute provision which is as similar in effect to the deleted provision as possible. The remaining portion of the Agreement not declared illegal, invalid or unenforceable shall, in any event, remain valid and effective for the term remaining unless the provision found illegal, invalid or unenforceable goes to the essence of this Agreement.

        6. Assignment. Without prior written consent of the other party hereto, neither party may assign any of its rights or delegate any of its obligations hereunder. Notwithstanding anything to the contrary herein contained, SBCL may assign its rights hereunder to SmithKline Beecham Corporation or any of its affiliated companies without the consent of Association. Subject to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

        7. Legislative/Regulatory Modification. In the event Medicare, Medicaid or any third-party payor, or any other federal, state or local law, rule, regulation or interpretation thereof at any time during the term of this Agreement prohibits, restricts or in any way substantially changes the method or amount of reimbursement or payment for services under this Agreement, then this Agreement shall, in good faith, be amended by the parties to provide for payment of compensation in a manner consistent with any such prohibition, restriction or limitation. If as a result of any such prohibition, restriction or change Association incurs additional costs, SBCL shall compensate Association for such additional costs. However, if as a result of any such prohibition, restriction or change Association's costs are reduced, Association shall pay SBCL an amount equal to such reduction. With respect to any such prohibitions, restrictions or changes that require amendment of this Agreement, if this Agreement is not so amended in writing prior to the effective date of said change, this Agreement shall terminate, unless otherwise agreed upon.

        8. Notice. All notices hereunder shall be in writing, personally delivered or sent by certified mail, return receipt requested, addressed to the other party as follows:

            If to Association:  Derrick & Associates Pathology, P.A.
                                8100 Chancellor Drive, Suite 130
                                Orlando, Florida 32809
                                Attention:  Sherry P. Larson, CEO

         If to SBCL:              SmithKline Beecham Clinical
                                    Laboratories, Inc.
                                  4225 East Fowler Avenue
                                  Tampa, Florida 33617
                                  Attention:       John B. Okkerse, Jr.,
                                                   Vice President and
                                                   General Manager

         With a copy to:          SmithKline Beecham
                                  Law Department (FP2225)
                                  One Franklin Plaza
                                  P.O. Box 7929
                                  Philadelphia, Pennsylvania 19101
                                  Attention:       Robert F. Harchut, Esq.

                                           and

                                  Akerman, Senterfitt & Eidson
                                  17th Floor, Firstate Tower
                                  255 South Orange Avenue
                                  Post Office Box 231
                                  Orlando, Florida 32802-0231
                                  Attention:       Patrick T. Christiansen, Esq.


Either party may change its address to which notices shall be sent by a notice similarly sent.

         9. Execution in Counterpart. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. Section Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect, in any way, the meaning and interpretation of this Agreement.

         11. Parties as Independent Contractors. The parties to this Agreement understand and agree that no agency, employment, partnership or joint venture is created by this Agreement, and the businesses operated by SBCL and Association are separate. The parties further agree that neither party is the general agent of the other and no representation shall be made by either party that would create apparent agency, employment, partnership or joint venture. Neither party will have the authority to act for the other in any manner, nor to create obligations or debts that would be binding upon the other.

         12. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by the substantive law of the state of Florida, including all matters of construction, validity and performance, but without giving effect to Florida choice-of-law or conflict-of-law principles.

         13. No Third Party Beneficiaries. This Agreement is solely between SBCL and the Association, and no other parties shall have any rights or privileges hereunder either as third party beneficiaries or otherwise.

         14. Cross Default/Cross-Termination. This Agreement has been entered into simultaneous with the parties also entering into a certain Agreement for Medical Directorship (the "Medical Directorship Agreement"). This Agreement and the Medical Directorship Agreement shall be subject to cross default and cross termination provisions such that a default under either agreement shall be and constitute a default under the other agreement and the termination or expiration of one agreement shall also constitute the termination or expiration of the other agreement.



                           [INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement in duplicate effective as of the date first above written, each party to retain a duplicate original.

                                        SMITHKLINE BEECHAM CLINICAL
                                           LABORATORIES, INC. ("SBCL")


                                        By:  /s/John B. Okkerse, Jr.
                                           -----------------------------------
                                        Name:   John B. Okkerse, Jr.
                                             ---------------------------------
                                        Title:  Vice President/General Manager
                                              --------------------------------


                                        DERRICK & ASSOCIATES PATHOLOGY
                                           P.A. ("ASSOCIATION")


                                        By:  /s/Gert G. Larbig, M.D.
                                           -----------------------------------
                                        Name:   Gert G. Larbig, M.D.
                                             ---------------------------------
                                        Title:  President
                                              --------------------------------